Exhibit 99.1

Clearway Energy, Inc. Reports Second Quarter 2019 Financial Results

•	Enhancing long term growth potential with the addition of 354 MW to the ROFO pipeline

•	Announced equity commitments to repower two wind projects totaling 283 MW

•	Advanced committed growth investments for Hawaii Solar Phase I and the DG Investment Partnerships

•	Revising 2019 CAFD guidance due to first half 2019 renewable energy conditions and the CVSR outage

•	Declared quarterly dividend of $0.20 per share in third quarter 2019

PRINCETON, NJ — August 6, 2019 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2019 financial results, including a Net Loss of $36 million, Adjusted EBITDA of $278 million, Cash from Operating Activities of $89 million, and Cash Available for Distribution (CAFD) of $68 million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy.

"Despite the Company’s current year financial outlook having been impacted by challenging renewable resource conditions in the first half of the year and the June outage at the CVSR facility, the prospects for long term growth at Clearway Energy remain clear as GIP’s sponsorship continues to provide new accretive investment opportunities,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “With today’s announced expansion of the ROFO pipeline by 354 MW, the recently announced equity commitments to the Repowering Partnership with Clearway Group to repower 283 MW of wind projects, and the ongoing investment in the Company’s existing growth commitments, the Company is able to incrementally grow during the pendency of the PG&E bankruptcy while also positioning itself for long term CAFD per share growth."

Overview of Financial and Operating Results

Segment Results

Table 1: Net (Loss)/Income

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/19	6/30/18	6/30/19	6/30/18
Conventional	32	41	56	68
Renewables	(20)	84	(76)	76
Thermal	(15)	6	(10)	14
Corporate	(33)	(35)	(53)	(62)
Net (Loss)/Income	(36)	96	(83)	96

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/19	6/30/18	6/30/19	6/30/18
Conventional	76	78	145	144
Renewables	191	217	302	329
Thermal	16	14	32	30
Corporate	(5)	(5)	(10)	(10)
Adjusted EBITDA	278	304	469	493

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/19	6/30/18	6/30/19	6/30/18
Cash from Operating Activities	89	116	150	181
Cash Available for Distribution (CAFD)[1]	68	98	55	94

For the second quarter of 2019, the Company reported a Net Loss of $36 million, Adjusted EBITDA of $278 million, Cash from Operating Activities of $89 million, and CAFD of $68 million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy. Net Income was lower than the second quarter of 2018 due to non-cash changes in the fair value of interest rate swaps, a non-cash asset impairment charge in the Thermal segment, weaker renewable energy conditions, and the June outage at the CVSR facility. Adjusted EBITDA results were lower than 2018 primarily due to weaker renewable energy conditions and the CVSR outage, but partially offset by the contribution of growth investments. In the second quarter, CAFD results were lower than 2018 primarily due to lower Adjusted EBITDA and the expiration of network upgrade reimbursements.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Six Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18
Equivalent Availability Factor (Conventional)[2]	92.1%	97.6%	87.5%	90.7%
Renewables Generation Sold (MWh)[3]	1,948	2,308	3,397	3,924
Thermal Generation Sold (MWh/MWht)	513	471	1,171	1,097

In the second quarter of 2019, availability at the Conventional segment was in line with operational targets but lower than second quarter of 2018 due to the timing of spring outages. Generation in the Renewables segment during the quarter was below median expectations and 16% lower than the second quarter of 2018 due to weak solar and wind conditions across the portfolio and the impact from the previously disclosed outage in June at the Company's CVSR facility.

On June 5, 2019 a fire occurred at the CVSR facility impacting approximately 1,200 acres of property. While the fire did not impact solar arrays, damage occurred to associated infrastructure including distribution poles and cabling. The facility was restored to full operations on July 1, 2019. The full year cash impact of the fire is estimated to be approximately $9 million, which assumes insurance recovery for associated repair work by the end of the year.
Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/19	3/31/19	12/31/18
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$7	$37	$298
Subsidiaries	86	80	109
Restricted Cash:
Operating accounts	60	57	84
Reserves, including debt service, distributions, performance obligations and other reserves	143	124	92
Total Cash	$296	$298	$583
Revolving credit facility availability	$450	$454	$454
Total Liquidity	$746	$752	$1,037
1 Includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy
2 Excludes unconsolidated projects
3 Generation sold excludes MWh that are reimbursable for economic curtailment

Total liquidity as of June 30, 2019 was $746 million, $291 million lower than as of December 31, 2018. This reduction was primarily due to the repayment, with cash on hand, of $220 million in outstanding 2019 Convertible Notes, $19 million for the buyout of the Wind TE HoldCo tax equity partnership in January 2019, and $27 million for growth investments, including Duquesne, Mylan, Hawaii Solar Phase I, and ongoing contributions to the DG Investment Partnerships. Borrowing capacity under the revolving credit facility was reduced by $4 million due to the issuance of corporate letters of credit.

The Company's liquidity includes $203 million of restricted cash balances as of June 30, 2019. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of June 30, 2019, these restricted funds were comprised of $60 million designated to fund operating expenses, approximately $45 million designated for current debt service payments, and $42 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $56 million is held in distribution accounts, of which $36 million related to subsidiaries affected by the PG&E bankruptcy.

Potential future sources of liquidity include excess operating cash flow, the existing ATM program, of which $36 million remained available as of August 6, 2019, availability under the revolving credit facility, and, subject to market conditions, new corporate financings.

PG&E Bankruptcy Update

As of August 5, 2019, the Company’s contracts with PG&E have operated in the normal course and the Company currently expects these contracts to continue as such. However, unless such lenders for the related project-level debt otherwise agree, distributions to the Company from these projects may not be made during the pendency of the bankruptcy. These restrictions, therefore, have resulted in the Company accumulating less unrestricted cash and thus decreased the Company’s corporate liquidity and cash available for shareholder dividends and growth investments. The Company has entered into forbearance agreements for certain project-level financing arrangements and continues to seek similar agreements with the lenders for the remaining project-level financing arrangements affected by the PG&E bankruptcy. The Company continues to assess the potential future impacts of the PG&E bankruptcy filing as events occur.

Clearway Group ROFO Pipeline

Additions to the Pipeline

On August 1, 2019, the Company entered into a Second Amendment to the Right of First Offer Agreement with Clearway Group.  The following projects were added to the Company's ROFO pipeline:

Asset	Project Type	Net Capacity (MW)	State	Expected COD
Rattlesnake	Utility Wind	144	WA	2020
Black Rock	Utility Wind	110	WV	2021
Wildflower	Utility Solar	100	MS	2021
Repowering 2.0	Repowering	TBD	TBD	TBD

Drop Down Offer

On June 18, 2019, Clearway Group offered the Company the opportunity to purchase 100% of CEG's interests in Mesquite Star Pledgor LLC, which owns the Mesquite Star wind project, a 419 MW utility scale wind facility expected to reach COD in 2020. On August 1, 2019, Clearway Group and the Company agreed to extend the negotiation period for the Mesquite Star project. The acquisition is subject to negotiation and approval by the Company's Independent Directors.

Growth Investments

Equity Commitments in Repowering 1.0 Partnership

On June 17, 2019 through an indirect subsidiary, the Company entered into binding equity commitment agreements in the previously announced partnership with Clearway Group to enable the repowering of two of its existing wind assets, Wildorado and Elbow Creek, which total a combined 283 MW. As part of the transaction, a subsidiary of the Company entered into a financing agreement for construction debt of $219 million. The construction financing was in part used to reduce outstanding principal at the existing Viento project financing through the removal of Wildorado from the Viento collateral package. In connection with the completion of this financing, and after taking into account the reduction in debt service in 2019 resulting from the partial repayment of the Viento financing, the Company committed to invest an estimated $111 million4 in net corporate capital to fund the repowering of the wind facilities, subject to closing adjustments. The transaction is expected to contribute incremental asset CAFD on an average annual basis of approximately $12 million beginning in 20205, which reflects the improved operational profile of the projects and the impact from the new tax equity capital structure employed at the partnership.

Hawaii Solar Phase I ROFO Acquisition Update
During the second quarter of 2019, the Company made an incremental corporate capital contribution of $2 million toward the previously disclosed Hawaii Solar Phase I ROFO Acquisition. In aggregate, the Hawaii Solar Phase I ROFO Acquisition totals approximately 80 MW of utility-scale solar projects located in Kawailoa and Oahu, Hawaii and is being purchased from Clearway Group for a total cash consideration of approximately $29 million (of which $23 million remains to be funded as of June 30, 2019) plus the assumption of non-recourse debt of $169 million anticipated at transaction close. The purchase price for the Hawaii Solar Phase I projects will be funded with existing liquidity and the transaction is expected to contribute CAFD on an average annual basis of approximately $2.6 million6 beginning in 2020. The projects are expected to be completed in the fourth quarter of 2019.

DG Investment Partnerships with Clearway Group

During the second quarter of 2019, the Company invested approximately $6 million in the DG investment partnerships with Clearway Group, bringing total capital invested to $252 million7 in these investment partnerships. As of June 30, 2019, through the existing partnership agreements, the Company owns approximately 253 MW8 of distributed and community solar capacity with a weighted average contract life by CAFD of approximately 19 years.

Financing Update

Viento Repayment
On June 14, 2019, and in connection with the Repowering 1.0 Partnership, proceeds from the construction debt were utilized to repay $109 million for the outstanding balance, including accrued interest, under the Viento non-recourse project financing.

South Trent Wind Refinancing
On June 14, 2019, the Company, through South Trent Wind LLC, refinanced $49 million of non-recourse debt due 2020 by issuing $46 million of new non-recourse financing due 2028 at an interest rate of LIBOR plus 1.350%. In conjunction with the refinancing, the Company invested $3 million of additional cash into the project, net of fees and financing costs.

Quarterly Dividend

On August 1, 2019, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.20 per share payable on September 17, 2019, to stockholders of record as of September 3, 2019. The Company will continue to assess the level of the dividend pending developments in the PG&E Bankruptcy, including the Company's ability to receive unrestricted project distributions.

Seasonality

4 Subject to closing adjustments; Per terms of the partnership agreement, the Company’s asset level CAFD yield will be no lower than 11% at closing on a 5-year average basis
5 CAFD average over the 5-year period from 2020-2024 and is based on the currently estimated net corporate capital commitment
6 5 Year Average over the period 2020-2024
7 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships
8 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring and summer months;

•	Debt service payments which are made either quarterly or semi-annually;

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and

•	Receipt of distributions from or generated by unconsolidated affiliates impacted by the PG&E bankruptcy

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

2019 Financial Guidance

The Company is reducing its 2019 full year CAFD guidance to $250 million to account for the previously disclosed impact of the CVSR outage in June and year to date renewable resource performance. This financial guidance assumes that all CAFD related to the projects impacted by the PG&E Bankruptcy is realized in 2019 and Mylan and Hawaii Solar Phase I achieve target commercial operational dates. Financial guidance for 2019 also continues to be based on median renewable energy production estimates for the remainder of the year.

Earnings Conference Call

On August 6, 2019, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.
Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding impacts resulting from the PG&E bankruptcy, the benefits of the relationship with Global Infrastructure Partners III (GIP) and GIP’s expertise, the Company’s future relationship and arrangements with GIP and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.
Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts relating to the PG&E bankruptcy, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to successfully transition services previously provided by NRG, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.
Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, August 6, 2019, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.
# # #
Contacts:

Investors:                Media:
Akil Marsh                Zadie Oleksiw
investor.relations@clearwayenergy.com    media@clearwayenergy.com
609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2019	2018	2019	2018
Operating Revenues
Total operating revenues	$284	$307	$501	$532
Operating Costs and Expenses
Cost of operations	79	74	163	163
Depreciation and amortization	89	82	173	163
Impairment losses	19	—	19	—
General and administrative	7	6	13	11
Transaction and integration costs	1	1	2	2
Development costs	2	—	3	—
Total operating costs and expenses	197	163	373	339
Operating Income	87	144	128	193
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	11	29	14	33
Other income, net	1	1	4	2
Loss on debt extinguishment	(1)	—	(1)	—
Interest expense	(130)	(71)	(231)	(126)
Total other expense, net	(119)	(41)	(214)	(91)
(Loss) Income Before Income Taxes	(32)	103	(86)	102
Income tax expense (benefit)	4	7	(3)	6
Net (Loss) Income	(36)	96	(83)	96
Less: Pre-acquisition net income of Drop Down Assets	—	—	—	4
Net Loss (Income) Excluding Pre-acquisition Net Income of Drop Down Assets	(36)	96	(83)	92
Less: (Loss) Income attributable to noncontrolling interests	(12)	17	(39)	(3)
Net (Loss) Income Attributable to Clearway Energy, Inc.	$(24)	$79	$(44)	$95
(Losses) Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic	35	35	35	35
Weighted average number of Class A common shares outstanding - diluted	35	49	35	49
Weighted average number of Class C common shares outstanding - basic	73	67	73	66
Weighted average number of Class C common shares outstanding - diluted	73	78	73	77
(Losses) Earnings per Weighted Average Class A and Class C Common Share - Basic	$(0.22)	$0.77	$(0.41)	$0.94
(Losses) Earnings per Weighted Average Class A Common Share - Diluted	(0.22)	0.61	(0.41)	0.80
(Losses) Earnings per Weighted Average Class C Common Share - Diluted	(0.22)	0.7	(0.41)	0.89
Dividends Per Class A Common Share	0.20	0.31	0.40	0.607
Dividends Per Class C Common Share	$0.20	$0.31	$0.40	$0.607

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2019	2018	2019	2018
Net (Loss) Income	$(36)	$96	$(83)	$96
Other Comprehensive (Loss) Gain
Unrealized gain on derivatives, net of income tax benefit of $0, $0, $0 and ($3)	5	7	3	24
Other comprehensive gain	5	7	3	24
Comprehensive (Loss) Income	(31)	103	(80)	120
Less: Pre-acquisition net income of Drop Down Assets	—	—	—	4
Less: Comprehensive (loss) income attributable to noncontrolling interests	(10)	21	(38)	10
Comprehensive (Loss) Income Attributable to Clearway Energy, Inc.	$(21)	$82	$(42)	$106

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2019	December 31, 2018
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$93	$407
Restricted cash	203	176
Accounts receivable — trade	126	104
Accounts receivable — affiliate	1	—
Inventory	49	40
Prepayments and other current assets	26	29
Total current assets	498	756
Property, plant and equipment, net	5,602	5,245
Other Assets
Equity investments in affiliates	1,165	1,172
Intangible assets, net	1,121	1,156
Derivative instruments	—	8
Deferred income taxes	62	57
Right of use assets, net	183	—
Other non-current assets	100	106
Total other assets	2,631	2,499
Total Assets	$8,731	$8,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$1,914	$535
Accounts payable — trade	62	45
Accounts payable — affiliate	53	19
Derivative instruments	13	4
Accrued interest expense	43	44
Accrued expenses and other current liabilities	42	57
Total current liabilities	2,127	704
Other Liabilities
Long-term debt	4,192	5,447
Derivative instruments	66	17
Long-term lease liabilities	186	—
Other non-current liabilities	106	108
Total non-current liabilities	4,550	5,572
Total Liabilities	6,677	6,276
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued		—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 193,402,886 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 73,325,741, Class D 42,738,750) at June 30, 2019 and 193,251,396 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 73,187,646, Class D 42,738,750) at December 31, 2018	1	1
Additional paid-in capital	1,852	1,897
Accumulated deficit	(105)	(58)
Accumulated other comprehensive loss	(16)	(18)
Noncontrolling interest	322	402
Total Stockholders' Equity	2,054	2,224
Total Liabilities and Stockholders' Equity	$8,731	$8,500

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2019	2018
	(In millions)
Cash Flows from Operating Activities
Net (loss) income	$(83)	$96
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(14)	(33)
Distributions from unconsolidated affiliates	22	32
Depreciation and amortization	173	163
Right of use asset amortization	3	—
Amortization of financing costs and debt discounts	7	13
Amortization of intangibles and out-of-market contracts	35	35
Adjustment for debt extinguishment	1	—
Impairment losses	19	—
Changes in deferred income taxes	(3)	6
Changes in derivative instruments	70	(32)
Loss (gain) on disposal of asset components	7	(1)
Changes in prepaid and accrued liabilities for tolling agreements	(60)	(62)
Changes in other working capital	(27)	(36)
Net Cash Provided by Operating Activities	150	181
Cash Flows from Investing Activities
Acquisitions	(100)	(11)
Partnership interests acquisition	(6)	—
Acquisition of the Drop Down Assets	—	(126)
Buyout of Wind TE Holdco noncontrolling interest	(19)	—
Capital expenditures	(96)	(45)
Cash receipts from notes receivable	—	7
Return of investment from unconsolidated affiliates	17	18
Investments in unconsolidated affiliates	(9)	(16)
Other	2	7
Net Cash Used in Investing Activities	(211)	(166)
Cash Flows from Financing Activities
Net distributions from noncontrolling interests	(11)	94
Proceeds from the issuance of common stock	—	75
Payments of dividends and distributions	(77)	(113)
Payments of debt issuance costs	(15)	(5)
Proceeds from the revolving credit facility	22	35
Payments for the revolving credit facility	(22)	(90)
Proceeds from the issuance of long-term debt	493	227
Payments for long-term debt	(616)	(285)
Net Cash Used in Financing Activities	(226)	(62)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(287)	(47)
Cash, Cash Equivalents and Restricted Cash at beginning of period	583	316
Cash, Cash Equivalents and Restricted Cash at end of period	$296	$269

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2019
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2018	$—	$1	$1,897	$(58)	$(18)	$402	$2,224
Net loss	—	—	—	(20)	—	(27)	(47)
Unrealized loss on derivatives, net of tax	—	—	—	—	(1)	(1)	(2)
Buyout of Wind TE Holdco noncontrolling interest	—	—	(5)	—	—	(14)	(19)
Capital contributions from tax equity investors, net of distributions, cash	—	—	—	—	—	19	19
Contributions from CEG for Oahu Partnership, non-cash	—	—	—	—	—	12	12
Cumulative effect from change in accounting principle	—	—	—	(2)	—	(1)	(3)
Common stock dividends and distributions	—	—	(22)	—	—	(17)	(39)
Balances at March 31, 2019	$—	$1	$1,870	$(80)	$(19)	$373	$2,145
Net loss	—	—	—	(24)	—	(12)	(36)
Unrealized loss on derivatives, net of tax	—	—	—	—	3	2	5
Distributions from non-controlling interests, net of capital contributions, cash	—	—	—	—	—	(30)	(30)
Contributions from CEG for Kawailoa, Repowering Partnerships, non-cash	—	—	—	—	—	6	6
Stock-based compensation	—	—	1	(1)	—	—	—
Non-cash adjustment for change in tax basis of assets	—	—	2	—	—	—	2
Common stock dividends and distributions	—	—	(21)	—	—	(17)	(38)
Balances at June 30, 2019		$1	$1,852	$(105)	$(16)	$322	$2,054

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2018
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2017	$—	$1	$1,843	$(69)	$(28)	$412	$2,159
Net income (loss)	—	—	—	16	—	(20)	(4)
Pre-acquisition net income of Buckthorn Solar Drop Down Asset	—	—	—	—	—	4	4
Unrealized gain on derivatives, net of tax	—	—	—	—	8	9	17
Payment for the Buckthorn Solar Drop Down Asset	—	—	—	—	—	(42)	(42)
Capital contributions from tax equity investors, net of distributions, cash	—	—	—	—	—	30	30
Distributions and return of capital to NRG, net of contributions, cash	—	—	—	—	—	4	4
Proceeds from the issuance of Class C common stock	—	—	10	—	—	—	10
Non-cash adjustment for change in tax basis of property, plant and equipment	—	—	3	—	—	—	3
Common stock dividends and distributions	—	—	(29)	—	—	(26)	(55)
Balances at March 31, 2018	$—	$1	$1,827	$(53)	$(20)	$371	$2,126
Net income (loss)	—	—	—	79	—	17	96
Pre-acquisition net income of Buckthorn Solar Drop Down Asset	—	—	—	—	—	—	—
Unrealized gain on derivatives, net of tax	—	—	—	—	3	4	7
Capital contributions from tax equity investors, net of distributions, cash	—	—	—	—	—	79	79
Distributions and return of capital to NRG, net of contributions, cash	—	—	—	—	—	(15)	(15)
Distributions and return of capital to NRG, net of contributions, non-cash	—	—	—	—	—	—	—
Stock-based compensation	—	—	1	—	—	—	1
Proceeds from the issuance of Class C common stock	—	—	65	—	—	—	65
Non-cash adjustment for change in tax basis of property, plant and equipment	—	—	(2)	—	—	2	—
Equity component of tendered 2020 Convertible Notes and 2019 Convertible Notes	—	—	—	—	—	—	—
Common stock dividends and distributions	—	—	(32)	—	—	(26)	(58)
Balances at June 30, 2018	$—	$1	$1,859	$26	$(17)	$419	$2,288

Appendix Table A-1: Three Months Ended June 30, 2019, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$32	$(20)	$(15)	$(33)	$(36)
Plus:
Income Tax Expense	—	—	—	4	4
Interest Expense, net	16	88	4	22	130
Depreciation, Amortization, and ARO	25	59	7	—	91
Contract Amortization	2	15	—	—	17
Impairment Losses	—	—	19	—	19
Loss on Debt Extinguishment	—	1	—	—	1
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	(2)	2	1	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	46	—	—	49
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$76	$191	$16	$(5)	$278

Appendix Table A-2: Three Months Ended June 30, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$41	$84	$6	$(35)	$96
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	12	34	2	21	69
Depreciation, Amortization, and ARO	24	54	6	—	84
Contract Amortization	2	16	—	—	18
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	(4)	—	—	—	(4)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	29	—	—	32
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$78	$217	$14	$(5)	$304

Appendix Table A-3: Six Months Ended June 30, 2019, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$56	$(76)	$(10)	$(53)	$(83)
Plus:
Income Tax Benefit	—	—	—	(3)	(3)
Interest Expense, net	31	147	8	42	228
Depreciation, Amortization, and ARO	50	113	13	—	176
Contract Amortization	3	30	1	—	34
Impairment Losses	—	—	19	—	19
Loss on Debt Extinguishment	—	1	—	—	1
Mark to Market (MtM) Losses on Economic Hedges	—	7	—	—	7
Transaction and Integration costs	—	—	—	2	2
Other Non-recurring Charges	(2)	2	1	1	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	78	—	—	85
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$145	$302	$32	$(10)	$469

Appendix Table A-4: Six Months Ended June 30, 2018, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$68	$76	$14	$(62)	$96
Plus:
Income Tax Expense	—	—	—	6	6
Interest Expense, net	19	58	4	43	124
Depreciation, Amortization, and ARO	50	104	11	—	165
Contract Amortization	3	31	1	—	35
Transaction and Integration costs	—	—	—	2	2
Other Non-recurring Charges	(3)	1	—	—	(2)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	7	59	—	—	66
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$144	$329	$30	$(10)	$493

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/19	6/30/18	6/30/19	6/30/18
Adjusted EBITDA	$278	$304	$469	$493
Cash interest paid	(80)	(71)	(153)	(146)
Changes in prepaid and accrued liabilities for tolling agreements	(25)	(26)	(60)	(62)
Adjustment to reflect Walnut Creek investment payments	—	(1)	(5)	(1)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(63)	(61)	(101)	(99)
Distributions from unconsolidated affiliates	11	19	22	32
Changes in working capital and other	(32)	(48)	(22)	(36)
Cash from Operating Activities	89	116	150	181
Changes in working capital and other	32	48	22	36
Development Expenses[9]	2	—	3	—
Return of investment from unconsolidated affiliates	3	4	17	18
Net contributions (to)/from non-controlling interest[10]	(2)	(2)	—	9
Maintenance capital expenditures[11]	(2)	(9)	(6)	(16)
Principal amortization of indebtedness[12]	(62)	(62)	(146)	(141)
Cash receipts from notes receivable[13]	—	3	—	7
Adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy	8	—	15	—
Cash Available for Distribution	$68	$98	$55	$94

9 Primarily relates to Thermal Development Expenses
10 Excludes $18 million of contributions in 2019 related to funding of Oahu tax equity partnership; Excludes $80 million in 2Q18 and $99 million of contributions in 2018 related to funding Buckthorn Solar tax equity partnership
11 Net of allocated insurance proceeds
12 Excludes $220 million in 2019 for Convertible Notes, $101 million repaid at Viento in connection with the Repowering Partnership, $22 million for revolver repayments, and $3 million for the refinancing of South Trent
13 Represents reimbursement of network upgrades

Appendix Table A-6: Six Months Ended June 30, 2019, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2019:

Six Months Ended
($ in millions)	6/30/19
Sources:
Proceeds from the issuance of long-term debt	493
Net cash provided by operating activities	150
Net contributions from noncontrolling interests	(11)
Return of investment from unconsolidated affiliates	17

Uses:
Payments for long-term debt	(616)
Capital expenditures	(96)
Payment of dividends and distributions	(77)
Buyout of Wind TE Holdco noncontrolling interest	(19)
Payments of debt issuance costs	(15)
Investments in unconsolidated affiliates	(9)
Acquisitions	(100)
Other net cash outflows	(4)

Change in total cash, cash equivalents, and restricted cash	$(287)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Original 2019 Full Year Guidance	Revised 2019 Full Year Guidance
Net Income	165	20
Income Tax Expense	30	3
Interest Expense, net	315	380
Depreciation, Amortization, and ARO Expense	395	405
Acquisition related transaction and integration costs	5	5
Other Non-Cash Charges	—	27
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	85	130
Adjusted EBITDA	995	970
Cash interest paid	(300)	(302)
Changes in prepaid and accrued liabilities for tolling agreements	4	4
Adjustment to reflect Walnut Creek investment payments	(1)	(5)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(215)	(205)
Cash distributions from unconsolidated affiliates[14]	130	125
Cash from Operating Activities	613	587
Development Expense[15]	4	4
Net contributions to non-controlling interest[16]	(4)	(6)
Maintenance capital expenditures	(30)	(30)
Principal amortization of indebtedness[17]	(313)	(305)
Cash Available for Distribution	270	250
Add Back: Principal amortization of indebtedness	313	305
Adjusted Cash from Operations	583	$555

14 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
15 Primarily relates to Thermal Development Expenses
16 Includes tax equity proceeds and distributions to tax equity partners
17 Excludes $220 million in 2019 for Convertible Notes, $101 million repaid at Viento in connection with the Repowering Partnership, $22 million for revolver repayments, and $3 million for the refinancing of South Trent

Appendix Table A-8: Hawaii Solar Phase I and Repowering 1.0 5 Year Average CAFD

($ in millions)	Hawaii Solar Phase I 5 Year Ave. - 2020-2024	Repowering 1.0 5 Year Ave. - 2020-2024
Net Income	$7.2	$4
Interest Expense, net	7.4	(4)
Depreciation, Amortization, and ARO Expense	10.2	—
Adjusted EBITDA	24.8	—
Cash interest paid	(7.4)	4
Cash from Operating Activities	17.4	4
Net distributions to non-controlling interest	(9.7)	(7)
Maintenance capital expenditures	—	3
Principal amortization of indebtedness	(5.1)	12
Estimated Cash Available for Distribution	2.6	12

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.